SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2020

Timberland Bancorp Inc
(Exact name of registrant as specified in its charter)

Washington	000-23333	91-1863696
State or other jurisdiction Of incorporation	Commission File Number	(I.R.S. Employer Identification No.)

624 Simpson Avenue, Hoquiam, Washington	98550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (including area code) (360) 533-4747

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TSBK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Timberland Bancorp, Inc. (the “Company”) and its financial institution subsidiary, Timberland Bank (“Bank”), announced that Director Daniel D. Yerrington retired from the Boards of Directors of the Company and the Bank on November 24, 2020 as a result of reaching the Bank’s mandatory retirement age for directors as provided in the Bylaws.  Mr. Yerrington served as a member of the Board of Directors’ Technology Committee, Strategic Planning and Enterprise Risk Management Committee.  In connection with his announcement of his retirement, Mr. Yerrington did not cite any disagreement with the Company pertaining to the Company’s operations, policies or practices.

On November 24, 2020, Timberland Bancorp, Inc. also announced that Kelly A. Suter had been appointed to the Boards of Directors for both the Company and the Bank.  Her appointment to the Boards for both the Company and the Bank was due to the vacancies that were created by the retirement of Daniel D. Yerrington.  Ms. Suter has expertise in finance, enterprise technology, software development, and digital transformation.  Kelly began her career at Price Waterhouse in the Silicon Valley, where she earned her CPA license and thereafter moved to Asia for two years serving the non-profit, United Service Organizations (USO).  Subsequently, she relocated to the Pacific Northwest and took on increasingly senior finance and leadership roles across a variety of industries.  Most recently, she served as the Chief Operating Officer of Calico Energy in Seattle, where she led finance, services, operations, internal technology, and data center activities, including cyber risk management.  Ms. Suter will be appointed to the Board of Director’s Strategic Planning and Enterprise Risk Management Committee and the Technology Committee.  For additional information concerning Ms. Suter’s background, please refer to the press release dated November 24, 2020, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

There are no family relationships between Ms. Suter and any director or other executive officer of the Company or the Bank and Ms. Suter was not appointed as a director pursuant to any arrangement or understanding with any person. Ms. Suter has not engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits

(d)         Exhibits

99.1       Press Release of Timberland Bancorp, Inc. dated November 24, 2020
104        Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TIMBERLAND BANCORP, INC.

DATE: November 24, 2020	By: /s/Dean J. Brydon
Dean J. Brydon Chief Financial Officer